Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Interchange Corporation on Form S-3 of our report dated February 18, 2005, except for Note 14, as to which the date is February 28, 2005, in the Annual Report on Form 10-KSB of Interchange Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ HASKELL & WHITE LLP
HASKELL & WHITE LLP
Irvine, California
December 6, 2005